Exhibit 8.1

July 13, 2016

Sun Communities, Inc.

27777 Franklin Road

Suite 200

Southfield, MI 48034

Attention: Board of Directors

Dear Members of the Board of Directors of Sun Communities, Inc.:

We have acted as counsel to Sun Communities, Inc., a Maryland corporation (the “Company”), and Sun Communities Operating Limited Partnership, a Michigan limited partnership (the “Partnership”), in connection with the registration statement on Form S-3 (Registration No. 333-204911) (together with all amendments and exhibits thereto and documents incorporated by reference therein, the “Registration Statement”) filed on June 12, 2015 by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and the resale from time to time of up to 3,329,880 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, pursuant to the Registration Statement and a prospectus dated June 12, 2015 and a prospectus supplement dated July 7, 2016 (collectively, the “Prospectus”). You have requested our opinion concerning the Company’s qualification for federal income tax purposes as a real estate investment trust (“REIT”). This opinion letter is furnished to you at your request for submission as an exhibit to the Company’s Current Report on Form 8-K relating to the offering of the Shares, which is incorporated by reference in the Registration Statement, to fulfill the requirements of Item 601(b)(8) of Regulation S-K, 17 C.F.R. 229.601(b)(8).

Basis for Opinions

The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations thereunder (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, legislative history, and administrative determinations of the Internal Revenue Service (the “IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS, except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to changes (which may apply retroactively) that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, although we believe that our opinions set forth herein will be sustained if challenged, an opinion of counsel with respect to an issue is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS. In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including (but not limited to) the following: (1) the Articles of Amendment and Restatement of the Company, as amended through the date hereof; (2) the partnership agreement of the Partnership and the form of partnership agreement or limited liability company operating agreement, as applicable, used to organize and operate the partnerships and limited liability companies in which the Partnership and/or the Company owns an interest (the entities referred to in this clause 2 are collectively referred to as the “Partnership Subsidiaries”); (3) the organizational documents and stock ownership records of Carefree Communities, Inc., a company organized and operated as a REIT in which the Partnership owns all of the outstanding common stock (“CCI”) and (4) the organizational documents and stock ownership records of Sun Home Services, Inc., a company in which the Partnership owns all of the outstanding stock (“SHS” and, together with the Partnership, the Partnership Subsidiaries, CCI and the Company, the “Group Entities”).

We also have reviewed and relied upon the factual representations, statements and covenants of the Company and CCI contained in letters (the “REIT Certificates”) regarding the formation, organization and operation of the Group Entities and other matters of fact contained in the REIT Certificates affecting the Company’s ability to qualify as a REIT. We have neither investigated nor verified such representations and statements and the Group Entities’ ability to comply with such covenants. We assume that each such representation, statement and covenant has been, is, and will be true, correct and complete, that the Group Entities are and will be owned and operated in accordance with the REIT Certificates and that all representations, statements and covenants that speak to the best of the belief and/or knowledge of any person(s) or party(ies), or are subject to similar qualification, have been, are and will continue to be true, correct and complete as if made without such qualification. To the extent that the REIT Certificates speak to the intended or future organization, ownership or operations of the Group Entities, we assume that such Group Entities will in fact be organized, owned and operated in accordance with such stated intent.

We have made such legal and factual inquiries, including an examination of the documents set forth above, as we have deemed necessary or appropriate for purposes of rendering our opinion. For purposes of rendering our opinion, however, we have not made an independent investigation or audit of the facts set forth in the above referenced documents. We are not aware, however, of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein or other assumptions set forth herein. Finally, our opinion is limited to the tax matters specifically covered herein, and we have not addressed, nor have we been asked to address, any other tax matters relevant to the Company.

In connection with our opinion, we have assumed, with your consent:

(1)	that all of the representations and statements set forth in the documents (including, without limitation, the REIT Certificates) we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Company’s Amended and Restated Articles of Incorporation, as amended and supplemented from time to time, have been and will be performed or satisfied in accordance with their terms;

(2)	the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

(3)	that each of the Group Entities will continue to be operated in the manner described in the relevant partnership agreement, articles (or certificate) of incorporation or other organizational documents and in the REIT Certificates; and

(4)	that the Company is a validly organized and duly incorporated corporation under the laws of the State of Maryland, that the Partnership and each of the Partnership Subsidiaries is a duly organized and validly existing partnership or limited liability company, as the case may be under the applicable laws of the state in which it is purported to be organized, that CCI is a validly organized and duly incorporated corporation under the laws of Delaware and that SHS is a validly organized and duly incorporated corporation under the laws of Michigan.

Opinion

Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that: (i) commencing with the taxable year ended December 31, 1994, the form of organization of the Company and its prior and proposed ownership and operations as described in the REIT Certificates are such as to enable the Company to qualify as a REIT under the applicable provisions of the Code and (ii) the statements set forth under the heading “Material U.S. Federal Income Tax Considerations” in the Prospectus, insofar as such statements purport to describe or summarize certain provisions of the statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects.

We assume no obligation to advise you of any change in our opinion or of any new developments in the application or interpretation of the federal income tax laws subsequent to the date of this opinion letter. The Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. We will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company and the other Group Entities, the sources of their income, the nature of their assets, the level of the Company’s distributions to its stockholders and the diversity of the Company’s stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

This opinion is rendered solely in connection with the filing of the Registration Statement and the offering of the Shares. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K, which is incorporated by reference in the Registration Statement and to the reference to our firm name in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon for any other purpose, is not intended for the express or implied benefit of any third party other than purchasers of the securities registered pursuant to the Registration Statement, and is not to be used or relied upon for any other purpose, without our prior written consent in each instance.

Very truly yours,

/s/ JAFFE, RAITT, HEUER & WEISS

Professional Corporation